UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N Capitol Ave
Suite 6-401
Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 14, 2025, Calumet, Inc. (the “Company”) issued a press release announcing preliminary unaudited information related to the Company’s liquidity and select fourth quarter 2024 financial results. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously disclosed, on January 10, 2025, Montana Renewables, LLC (“Montana Renewables”), an unrestricted, non-guarantor subsidiary of the Company, entered into a Loan Guarantee Agreement with the U.S. Department of Energy, which provides for up to $1.44 billion of loans (the “DOE Loan Guarantee”). The DOE Loan Guarantee is structured in two tranches, with the first tranche of approximately $782 million expected to be disbursed to Montana Renewables in January 2025. The second tranche of up to $658 million is expected to be disbursed through a delayed draw construction facility from the beginning of construction through the anticipated completion of the MaxSAF project in 2028, which includes a series of discrete, modular projects to enhance Montana Renewables capability and reduce emissions. Under the MaxSAF project, the Company is targeting to increase sustainable aviation fuel, or SAF, capacity to approximately 150 million gallons per year within two years and approximately 300 million gallons within three to four years. However, the funding may take longer than the Company expects and the funding of both tranches under the DOE Loan Guarantee is subject to a number of factors outside of the Company’s control, including administration changes in the federal government and potential legislative enactments and administrative actions. Furthermore, each tranche of the DOE Loan Guarantee is subject to the achievement of certain milestone conditions. As a result, the Company can provide no assurance on the funding of either tranche under the DOE Loan Guarantee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

99.1	Press Release, dated January 14, 2025.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: January 14, 2025	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer